Exhibit 99.1

Yahoo! Reports Fourth Quarter and Full Year 2008 Financial Results

SUNNYVALE, Calif.--(BUSINESS WIRE)--January 27, 2009--Yahoo! Inc. (Nasdaq:YHOO) today reported results for the fourth quarter and full year ended December 31, 2008.

“Despite the challenging economic environment, Yahoo! delivered adjusted operating cash flow above the midpoint of guidance for the fourth quarter,” said Yahoo! Chief Executive Officer Carol Bartz. “The company also made important investments while aggressively managing costs, leaving us better positioned to weather the economic downturn and emerge stronger when advertiser spending improves. We have work to do, but I am excited by Yahoo!’s opportunities, and encouraged by the tremendous innovation and momentum I’ve seen since joining the company as CEO.”

Fourth Quarter 2008 Financial Results

  Revenues were $1,806 million for the fourth quarter of 2008, a 1 percent decrease compared to $1,832 million for the same period of 2007.
  Marketing services revenues were $1,594 million for the fourth quarter of 2008 compared to $1,590 million for the same period of 2007.
    Marketing services revenues from Owned and Operated sites were $1,063 million for the fourth quarter of 2008, a 3 percent increase compared to $1,035 million for the same period of 2007.
    Marketing services revenues from Affiliate sites were $531 million for the fourth quarter of 2008, a 4 percent decrease compared to $555 million for the same period of 2007.
  Fees revenues were $212 million for the fourth quarter of 2008, a 12 percent decrease compared to $242 million for the same period of 2007.
  Revenues excluding traffic acquisition costs (“TAC”) were $1,375 million for the fourth quarter of 2008, a 2 percent decrease compared to $1,403 million for the same period of 2007.
  Operating loss for the fourth quarter of 2008 was $278 million compared to operating income of $191 million for the same period of 2007.
  Operating loss before depreciation, amortization, and stock-based compensation expense for the fourth quarter of 2008 was $60 million compared to operating income before depreciation, amortization, and stock-based compensation expense of $527 million for the same period of 2007.
  Adjusted operating income before depreciation, amortization, and stock-based compensation expense for the fourth quarter of 2008 was $542 million, excluding restructuring charges of $108 million for severance, facilities, and other restructuring costs; a goodwill impairment charge of $488 million related to our international segment; and incremental costs of $7 million incurred for outside advisors related to Microsoft’s proposals to acquire all or a part of the Company, other strategic alternatives, including the Google agreement, the proxy contest, and related litigation defense (collectively, the “strategic alternatives and related matters”).
  Cash flow from operating activities for the fourth quarter of 2008 was $321 million, a 48 percent decrease compared to $622 million for the same period of 2007.
  Free cash flow for the fourth quarter of 2008 was $219 million, a 34 percent decrease compared to $330 million for the same period of 2007.
  Net loss for the fourth quarter of 2008 was $303 million or $0.22 per diluted share compared to net income of $206 million or $0.15 per diluted share for the same period of 2007.
  Non-GAAP net income for the fourth quarter of 2008 was $238 million or $0.17 per diluted share compared to non-GAAP net income of $184 million or $0.13 per diluted share for the same period of 2007.

Fourth Quarter 2008 Segment Financial Results

  United States segment revenues for the fourth quarter of 2008 were $1,338 million, a 2 percent increase compared to $1,313 million for the same period of 2007.
  International segment revenues for the fourth quarter of 2008 were $468 million, a 10 percent decrease compared to $519 million for the same period of 2007.
  United States segment operating income before depreciation, amortization, and stock-based compensation expense for the fourth quarter of 2008 was $308 million, a 21 percent decrease compared to $391 million for the same period of 2007.
    United States segment operating income before depreciation, amortization, and stock-based compensation expense for the fourth quarter of 2008 includes restructuring charges of $83 million and incremental costs for advisors of $7 million related to the strategic alternatives and related matters noted above.
  International segment operating loss before depreciation, amortization, and stock-based compensation expense for the fourth quarter of 2008 was $368 million compared to International segment operating income before depreciation, amortization, and stock-based compensation expense of $136 million for the same period of 2007.

    International segment operating loss before depreciation, amortization, and stock-based compensation expense for the fourth quarter of 2008 includes restructuring charges of $25 million and the goodwill impairment charge of $488 million.

“We are encouraged by our results for 2008,” said Yahoo! Chief Financial Officer Blake Jorgensen. “Yahoo!’s aggressive cost management and strong balance sheet helped us navigate this unprecedented economic environment. The cost reduction initiatives and investments we made in 2008 have positioned us well for challenging conditions.”

Full Year 2008 Financial Results

  Revenues were $7,209 million for 2008, a 3 percent increase compared to $6,969 million for 2007.
  Marketing services revenues were $6,316 million for 2008, a 4 percent increase compared to $6,088 million for 2007.
    Marketing services revenues from Owned and Operated sites were $4,046 million for 2008, a 10 percent increase compared to $3,670 million for 2007.
    Marketing services revenues from Affiliate sites were $2,270 million for 2008, a 6 percent decrease compared to $2,418 million for 2007.
  Fees revenues were $892 million for 2008, a 1 percent increase compared to $881 million for 2007.
  Revenues excluding TAC were $5,399 million for 2008, a 6 percent increase compared to $5,113 million for 2007.
  Operating income for 2008 was $13 million compared to $695 million for 2007.
  Operating income before depreciation, amortization, and stock-based compensation expense for 2008 was $1,211 million, a 37 percent decrease compared to $1,927 million for 2007.
  Adjusted operating income before depreciation, amortization, and stock-based compensation expense for 2008 was $1,915 million, excluding restructuring charges of $137 million for severance, facilities, and other restructuring costs; the goodwill impairment charge of $488 million related to our international segment; and incremental costs for advisors of $79 million related to the strategic alternatives and related matters noted above.
  Cash flow from operating activities for 2008 was $1,880 million, a 2 percent decrease compared to $1,919 million for 2007.
  Free cash flow for 2008 was $1,312 million, a 2 percent decrease compared to $1,337 million for 2007.
  Net income for 2008 was $424 million or $0.29 per diluted share compared to $660 million or $0.47 per diluted share for 2007.
  Non-GAAP net income for 2008 was $642 million or $0.46 per diluted share compared to non-GAAP net income of $652 million or $0.46 per diluted share for 2007.

Full Year 2008 Segment Financial Results

  United States segment revenues for 2008 were $5,190 million, a 10 percent increase compared to $4,727 million for 2007.
  International segment revenues for 2008 were $2,019 million, a 10 percent decrease compared to $2,242 million for 2007.
  United States segment operating income before depreciation, amortization, and stock-based compensation expense for 2008 was $1,213 million, a 15 percent decrease compared to $1,434 million for 2007.
    United States segment operating income before depreciation, amortization, and stock-based compensation expense for 2008 includes restructuring charges of $107 million and incremental costs for advisors of $79 million related to the strategic alternatives and related matters noted above.
  International segment operating loss before depreciation, amortization, and stock-based compensation expense for 2008 was $2 million compared to International segment operating income before depreciation, amortization, and stock-based compensation expense of $493 million for 2007.

    International segment operating income before depreciation, amortization, and stock-based compensation expense for 2008 includes restructuring charges of $30 million and the goodwill impairment charge of $488 million.

Cash Flow Information

In addition to free cash flow of $219 million for the fourth quarter of 2008, Yahoo! generated $32 million from the issuance of common stock as a result of the exercise of employee stock options and a net $19 million from other investing activities. This was offset by $4 million used to acquire intellectual property rights and $12 million used for tax withholdings related to net share settlements of restricted stock awards and restricted stock units. Cash, cash equivalents and investments in marketable debt securities were $3,522 million at December 31, 2008 compared to $3,299 million at September 30, 2008, an increase of $223 million.

In addition to free cash flow of $1,312 million for the year ended December 31, 2008 (including a $350 million one-time payment from AT&T Inc. recorded in the first quarter of 2008), Yahoo! generated $363 million from the issuance of common stock as a result of the exercise of employee stock options and a net $11 million from other investing activities. This was offset by $209 million used for acquisitions, $71 million used to acquire intellectual property rights, $79 million used for direct stock repurchases, and $77 million used for tax withholdings related to net share settlements of restricted stock awards and restricted stock units. Cash, cash equivalents and investments in marketable debt securities were $3,522 million at December 31, 2008 compared to $2,363 million at December 31, 2007, an increase of $1,159 million.

Non-GAAP Financial Measures

Explanations of the Company’s non-GAAP financial measures and the related reconciliations to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Statements of Income,” “Reconciliations to Unaudited Condensed Consolidated Statements of Income,” and “Reconciliation of GAAP Net Income/(Loss) and GAAP Net Income/(Loss) Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share.”

Quarterly Conference Call

Yahoo! will host a conference call to discuss fourth quarter and full year 2008 results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/results.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available for one week following the conference call by calling (888) 286-8010 or (617) 801-6888, reservation number: 27540635.

About Yahoo!

Yahoo! Inc. (“Yahoo!” or the “Company”) is a leading global Internet brand and one of the most trafficked Internet destinations worldwide. Yahoo! is focused on powering its communities of users, advertisers, publishers, and developers by creating indispensable experiences built on trust. Yahoo! is headquartered in Sunnyvale, California. For more information, visit pressroom.yahoo.com or the Company’s blog, Yodel Anecdotal.

“Owned and Operated sites” refers to Yahoo!’s owned and operated online properties and services.

“Affiliate sites” refers to Yahoo!'s distribution network of third-party entities who have integrated Yahoo!'s advertising offerings into their websites or their other offerings.

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): revenues excluding traffic acquisition costs or TAC; operating income/(loss) before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow); free cash flow; and non-GAAP net income and non-GAAP net income per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). See “Note to Unaudited Condensed Consolidated Statements of Income,” “Reconciliations to Unaudited Condensed Consolidated Statements of Income,” and “Reconciliation of GAAP Net Income/(Loss) and GAAP Net Income/(Loss) Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share” included in this press release for further information regarding these non-GAAP financial measures.

This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (including without limitation the statements and information in the Business Outlook section and the quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the impact of management and organizational changes; the implementation and results of Yahoo!'s ongoing strategic and cost reduction initiatives; Yahoo!'s ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to Yahoo!'s international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; Yahoo!'s ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content, and distribution; general economic conditions and changes in economic conditions; the possibility that third parties may in the future make proposals to acquire all or a part of Yahoo!, or take other actions which may create uncertainty for our employees, publishers, advertisers, and other business partners and the possibility of significant costs of defense, indemnification, and liability resulting from stockholder litigation. All information set forth in this press release and its attachments is as of January 27, 2009. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!’s Annual Report on Form 10-K for the year ended December 31, 2008, which will be filed with the SEC in the first quarter of 2009.

Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc. Unaudited Condensed Consolidated Statements of Income (in thousands, except per share amounts)

		Three Months Ended December 31,		Year Ended December 31,
		2007	2008	2007	2008

	Revenues	$1,831,998	$1,806,389	$6,969,274	$7,208,502

	Cost of revenues	701,909	730,091	2,838,758	3,023,362

	Gross profit	1,130,089	1,076,298	4,130,516	4,185,140

	Operating expenses:
	Sales and marketing	441,572	336,841	1,610,357	1,563,313
	Product development	288,970	278,290	1,084,238	1,221,787
	General and administrative	183,497	145,652	633,431	705,136
	Amortization of intangibles	24,813	16,358	107,077	87,550
	Restructuring charges, net	-	89,969	-	106,854
	Goodwill impairment charge	-	487,537	-	487,537
	Total operating expenses	938,852	1,354,647	3,435,103	4,172,177

	Income/(loss) from operations	191,237	(278,349)	695,413	12,963

	Other income, net	44,076	25,621	154,011	82,838

	Income/(loss) before income taxes, earnings in equity interests, and minority interests	235,313	(252,728)	849,424	95,801

	Provision for income taxes	(78,520)	(107,474)	(337,263)	(262,717)
	Earnings in equity interests (1)	52,888	59,508	150,689	596,979
	Minority interests in operations of consolidated subsidiaries	(3,958)	(2,734)	(2,850)	(5,765)

	Net income/(loss)	$205,723	$(303,428)	$660,000	$424,298

	Net income/(loss) per share - diluted (2)	$0.15	$(0.22)	$0.47	$0.29

	Shares used in per share calculation - diluted	1,396,306	1,387,758	1,405,486	1,400,101

	Stock-based compensation expense was allocated as follows:
	Cost of revenues	$3,709	$2,701	$10,628	$13,813
	Sales and marketing	73,741	9,922	246,472	182,826
	Product development	53,853	28,195	218,207	178,091
	General and administrative	26,799	3,969	97,120	63,113
	Restructuring expense reversals	-	(17,952)	-	(30,236)
	Total stock-based compensation expense (3)	$158,102	$26,835	$572,427	$407,607

	Supplemental Financial Data
	Revenues excluding TAC	$1,403,129	$1,375,248	$5,112,573	$5,398,587
	Operating income/(loss) before depreciation, amortization, and stock-based compensation expense (or operating cash flow) (4)	$527,062	$(59,954)	$1,927,035	$1,210,603
	Operating income before depreciation, amortization, and stock-based compensation expense - adjusted (or adjusted operating cash flow)	$527,062	$542,273	$1,927,035	$1,914,711
	Free cash flow (5)	$330,389	$218,729	$1,336,894	$1,311,584
	Non-GAAP net income per share - diluted	$0.13	$0.17	$0.46	$0.46

(1)	The year ended December 31, 2008 includes Yahoo!'s non-cash gain of $401 million recorded in the first quarter of 2008 related to Alibaba Group's initial public offering of Alibaba.com, net of tax. The year ended December 31, 2008 also includes Yahoo!'s non-cash loss of $30 million recorded in the third quarter of 2008 related to the impairment of our direct investment in Alibaba.com, net of tax.
(2)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.01 for the year ended December 31, 2008.
(3)	During the three months ended December 31, 2008, the Company recorded a reversal to stock-based compensation expense of $51 million pre-tax to reflect an increase in estimated forfeiture rates related to equity awards.
(4)	The fourth quarter of 2008 includes the goodwill impairment charge of $488 million and restructuring charges of $108 million. The year ended December 31, 2008 includes the goodwill impairment charge of $488 million and restructuring charges of $137 million.
(5)	The year ended December 31, 2008 includes a $350 million one-time payment from AT&T Inc. recorded in the first quarter of 2008.

Yahoo! Inc.

Note to Unaudited Condensed Consolidated Statements of Income

This press release and its attachments include the non-GAAP financial measures of revenues excluding traffic acquisition costs or TAC, operating income/(loss) before depreciation, amortization, and stock-based compensation expense, free cash flow, non-GAAP net income, and non-GAAP net income per share, which are reconciled to GAAP revenue, income/(loss) from operations, cash flow from operating activities, net income/(loss), and net income/(loss) per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, GAAP revenue, income/(loss) from operations, cash flow from operating activities, net income/(loss), and net income/(loss) per share calculated in accordance with GAAP.

Revenues excluding TAC is defined as GAAP revenue less TAC. TAC consists of payments made to Affiliate sites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our Affiliate sites, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids “double counting” revenues that are paid to, and being reported by, our Affiliate sites. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenues, cost of revenues, and gross profit, each of which includes the impact of TAC.

Operating income/(loss) before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow) is defined as income/(loss) from operations before depreciation, amortization of intangible assets, and stock-based compensation expense (including the compensation of Terry Semel, who served as our chief executive officer through June 18, 2007 and whose compensation after June 1, 2006 consisted almost entirely of stock-based compensation). We consider this measure to be an important indicator of the operational strength of the Company. We exclude depreciation and amortization because while tangible and intangible assets support our businesses, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business. This measure is used by some investors when assessing the performance of our Company. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation enhances the ability of management and investors to understand the impact of stock-based compensation expense on our operating income. We do not include depreciation, amortization, and stock-based compensation expense in our internal measures or in the measures used by the Company to formulate our business outlook presented with our quarterly financial information to investors. A limitation associated with the non-GAAP measure of operating income/(loss) before depreciation, amortization, and stock-based compensation expense is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expense related to the Company’s workforce. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income/(loss) from operations, which includes depreciation, amortization, and stock-based compensation expense.

Free cash flow is a non-GAAP financial measure defined as cash flow from operating activities (adjusted to include excess tax benefits from stock-based compensation), less net capital expenditures and dividends received. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Non-GAAP net income is defined as net income/(loss) excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing operating results. Previously, in reporting results for 2006 and 2007, for comparative purposes, stock-based compensation expense calculated in accordance with Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-based Payment,” and its related tax effects were excluded in calculating non-GAAP net income. No such adjustment is made to non-GAAP net income numbers reported in this press release and its attachments since net income/(loss) amounts reported in 2007 and 2008 in each case include stock-based compensation expense. We consider non-GAAP net income and non-GAAP net income per share to be profitability measures which facilitate the forecasting of our operating results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income/(loss) and net income/(loss) per share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income/(loss) and net income/(loss) per share, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net income and non-GAAP net income per share.

Yahoo! Inc. Reconciliations to Unaudited Condensed Consolidated Statements of Income (in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2008	2007	2008
Revenues for groups of similar services:
Marketing services:
Owned and Operated sites	$1,035,221	$1,062,574	$3,669,816	$4,045,996
Affiliate sites	554,766	531,510	2,418,423	2,270,210
Marketing services	1,589,987	1,594,084	6,088,239	6,316,206
Fees	242,011	212,305	881,035	892,296
Total revenues	$1,831,998	$1,806,389	$6,969,274	$7,208,502

Revenues by segment:
United States	$1,312,941	$1,338,011	$4,727,123	$5,189,868
International	519,057	468,378	2,242,151	2,018,634
Total revenues	$1,831,998	$1,806,389	$6,969,274	$7,208,502

Revenues excluding traffic acquisition costs ("TAC"):
GAAP revenue	$1,831,998	$1,806,389	$6,969,274	$7,208,502
TAC	(428,869)	(431,141)	(1,856,701)	(1,809,915)
Revenues excluding TAC	$1,403,129	$1,375,248	$5,112,573	$5,398,587

Revenues excluding TAC by segment:
United States:
GAAP revenue	$1,312,941	$1,338,011	$4,727,123	$5,189,868
TAC	(255,159)	(291,010)	(888,621)	(1,125,698)
Revenues excluding TAC	$1,057,782	$1,047,001	$3,838,502	$4,064,170

International:
GAAP revenue	$519,057	$468,378	$2,242,151	$2,018,634
TAC	(173,710)	(140,131)	(968,080)	(684,217)
Revenues excluding TAC	$345,347	$328,247	$1,274,071	$1,334,417

Operating income/(loss) before depreciation, amortization, and stock-based compensation expense (or operating cash flow) (4):
Income/(loss) from operations	$191,237	$(278,349)	$695,413	$12,963
Depreciation and amortization	177,723	191,560	659,195	790,033
Stock-based compensation expense (3)	158,102	26,835	572,427	407,607
Operating income/(loss) before depreciation, amortization, and stock-based compensation expense	$527,062	$(59,954)	$1,927,035	$1,210,603

Goodwill impairment charge	-	487,537	-	487,537
Restructuring charges	-	107,921	-	137,090
Incremental costs for advisors related to the strategic alternatives and related matters (6)	-	6,769	-	79,481
Adjusted operating income before depreciation, amortization, and stock-based compensation expense (or adjusted operating cash flow)	$527,062	$542,273	$1,927,035	$1,914,711

Operating income/(loss) before depreciation, amortization, and stock-based compensation expense (or operating cash flow) by segment (4):
Operating income before depreciation, amortization, and stock-based compensation expense - United States	$391,339	$308,383	$1,433,617	$1,212,821
Operating income/(loss) before depreciation, amortization, and stock-based compensation expense - International	135,723	(368,337)	493,418	(2,218)
Operating income/(loss) before depreciation, amortization, and stock-based compensation expense	$527,062	$(59,954)	$1,927,035	$1,210,603

United States:
Income from operations	$102,445	$114,988	$380,808	$191,571
Depreciation and amortization	144,752	164,449	536,151	657,536
Stock-based compensation expense	144,142	28,946	516,658	363,714
Operating income before depreciation, amortization, and stock-based compensation expense - United States	$391,339	$308,383	$1,433,617	$1,212,821

International:
Income/(loss) from operations	$88,792	$(393,337)	$314,605	$(178,608)
Depreciation and amortization	32,971	27,111	123,044	132,497
Stock-based compensation expense	13,960	(2,111)	55,769	43,893
Operating income/(loss) before depreciation, amortization, and stock-based compensation expense - International	$135,723	$(368,337)	$493,418	$(2,218)

Free cash flow:
Cash flow from operating activities (5)	$621,884	$321,007	$1,918,899	$1,880,241
Acquisition of property and equipment, net	(192,431)	(191,911)	(602,276)	(674,829)
Dividends received	-	-	(15,156)	(18,942)
Excess tax benefits from stock-based awards	(99,064)	89,633	35,427	125,114
Free cash flow (5)	$330,389	$218,729	$1,336,894	$1,311,584

(3)	During the three months ended December 31, 2008, the Company recorded a reversal to stock-based compensation expense of $51 million pre-tax to reflect an increase in estimated forfeiture rates related to equity awards.
(4)	The fourth quarter of 2008 includes the goodwill impairment charge of $488 million and restructuring charges of $108 million. The year ended December 31, 2008 includes the goodwill impairment charge of $488 million and restructuring charges of $137 million.
(5)	The year ended December 31, 2008 includes a $350 million one-time payment from AT&T Inc. recorded in the first quarter of 2008.
(6)	The three months and year ended December 31, 2008 include incremental costs for advisors related to Microsoft's proposals to acquire all or a part of the Company, other strategic alternatives, including the Google agreement, the proxy contest, and related litigation defense.

Yahoo! Inc. Reconciliation of GAAP Net Income/(Loss) and GAAP Net Income/(Loss) Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share (in thousands, except per share amounts)

		Three Months Ended December 31,
		2007	2008

GAAP Net income/(loss) (11)		$205,723	$(303,428)

(a)	Incremental costs for advisors related to the strategic alternatives and related matters (6)	-	6,769

(b)	Restructuring charges, net (7)	-	89,969

(c)	Goodwill impairment charge	-	487,537

(d)	To adjust the provision for income taxes to reflect the tax impact of items (a), (b), and (c) above for the three months ended December 31, 2008	-	(38,216)

(e)	To adjust the provision for income taxes to reflect an effective tax rate of 39.7% and 45.2% for the three months ended December 31, 2007 and 2008, respectively	(14,899)	(4,169)

(f)	Non-cash gain arising from increased dilution of our ownership in Alibaba, resulting in the recognition of a further gain on the sale of Yahoo! China
		(6,842)	-

Non-GAAP Net income		$183,982	$238,462

GAAP Net income/(loss) per share - diluted		$0.15	$(0.22)

Non-GAAP Net income per share - diluted		$0.13	$0.17

Shares used in non-GAAP per share calculations - diluted		1,396,306	1,397,845

		Year Ended December 31,
		2007	2008

GAAP Net income(11)		$660,000	$424,298

(a)	Incremental costs for advisors related to the strategic alternatives and related matters (6)	-	79,481

(b)	Restructuring charges, net (8)	-	106,854

(c)	Goodwill impairment charge	-	487,537

(d)	To adjust the provision for income taxes to reflect the tax impact of items (a), (b), and (c) above for the year ended December 31, 2008	-	(72,482)

(e)	To adjust the provision for income taxes to reflect an effective tax rate of 39.7% and 45.2% for the year ended December 31, 2007 and 2008, respectively	42	(12,692)

(f)	Non-cash gain arising from increased dilution of our ownership in Alibaba, resulting in the recognition of a further gain on the sale of Yahoo! China
		(8,066)	-

(g)	Yahoo!'s non-cash gain related to Alibaba Group's initial public offering of Alibaba.com, net of tax, which is included in earnings in equity interests (9)	-	(401,090)

(h)	Yahoo!'s non-cash loss related to the impairment of our direct investment in Alibaba.com, net of tax, which is included in earnings in equity interests (10)	-	30,188

Non-GAAP Net income		$651,976	$642,094

GAAP Net income per share - diluted (2)		$0.47	$0.29

Non-GAAP Net income per share - diluted		$0.46	$0.46

Shares used in non-GAAP per share calculations - diluted		1,405,486	1,400,101

(2)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.01 for the year ended December 31, 2008.
(6)	The three months and year ended December 31, 2008 include incremental costs for advisors related to Microsoft's proposals to acquire all or a part of the Company, other strategic alternatives, including the Google agreement, the proxy contest, and related litigation defense.
(7)	Comprised of $108 million in restructuring charges, offset by $18 million in related stock-based compensation expense reversals related to the reductions in the Company's global workforce.
(8)	Comprised of $137 million in restructuring charges, offset by $30 million in related stock-based compensation expense reversals related to the reductions in the Company's global workforce.
(9)	The event occurred in the first quarter of 2008.
(10)	The event occurred in the third quarter of 2008.
(11)

During the three months ended December 31, 2008, the Company recorded a reversal to stock-based compensation expense of $51 million pre-tax to reflect an increase in estimated forfeiture rates related to equity awards. The impact of this reversal is included in both GAAP Net Income/(Loss) and Non-GAAP Net Income in the tables above.

Yahoo! Inc. Business Outlook

The following business outlook is based on current information and expectations as of January 27, 2009. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not expect, and undertakes no obligation, to update the business outlook prior to the release of the Company's next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the business outlook or any portion thereof at any time at its discretion.

Three Months Ending March 31, 2009 (12)

Revenues (in millions):		$1,525 - 1,725

Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow) (13) outlook (in millions):
	Income from operations	$75 - 85
	Depreciation and amortization	180 - 200
	Stock-based compensation expense (14)	110 - 130
	Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow)	$365 - 415

(12)	This outlook for the three months ending March 31, 2009 excludes any restructuring charges arising from our ongoing cost reduction initiatives as well as any incremental costs for advisors related to the strategic alternatives and related matters.
(13)	Refer to Note to Unaudited Condensed Consolidated Statements of Income.
(14)	Reflects an increase in estimated forfeiture rates enacted in Q4 2008 related to equity awards.

Yahoo! Inc. Unaudited Condensed Consolidated Statements of Cash Flows (in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2008	2007	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$205,723	$(303,428)	$660,000	$424,298
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	109,433	136,345	409,366	508,812
Amortization of intangible assets	68,290	55,215	249,829	281,221
Stock-based compensation expense	158,102	44,787	572,427	437,843
Stock-based restructuring expense reversals	-	(17,952)	-	(30,236)
Non-cash restructuring charges	-	7,925	-	7,925
Goodwill impairment charges	-	487,537	-	487,537
Tax benefits from stock-based awards	(94,545)	65,517	76,138	117,716
Excess tax benefits from stock-based awards	99,064	(89,633)	(35,427)	(125,114)
Deferred income taxes	(78,157)	(77,824)	(212,742)	(35,324)
Earnings in equity interests	(52,888)	(59,508)	(150,689)	(596,979)
Dividends received	-	-	15,156	18,942
Minority interests in operations of consolidated subsidiaries	3,958	2,734	2,850	5,765
Gains from sale of investments, assets, and other, net	(15,132)	(21,987)	(27,928)	(19,622)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(82,357)	(108,504)	(88,738)	(62,082)
Prepaid expenses and other	72,126	22,093	133,185	(15,590)
Accounts payable	33,028	11,756	45,101	(23,840)
Accrued expenses and other liabilities	133,996	223,868	184,805	325,030
Deferred revenue	61,243	(57,934)	85,566	173,939
Net cash provided by operating activities	621,884	321,007	1,918,899	1,880,241

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net	(192,431)	(191,911)	(602,276)	(674,829)
Purchases of marketable debt securities	-	(1,035,291)	(1,105,043)	(2,317,004)
Proceeds from sales of marketable debt securities	92,382	37,623	571,199	285,753
Proceeds from maturities of marketable debt securities	295,899	935,679	1,672,521	1,663,569
Acquisitions, net of cash acquired	(618,063)	-	(973,577)	(209,196)
Purchase of intangible assets	(35,003)	(4,326)	(110,378)	(71,310)
Other investing activities, net	5,421	18,985	(24,948)	11,234
Net cash used in investing activities	(451,795)	(239,241)	(572,502)	(1,311,783)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net	131,177	31,951	375,066	363,354
Repurchases of common stock	(220,684)	-	(1,583,919)	(79,236)
Structured stock repurchases, net	-	-	(250,000)	-
Excess tax benefits from stock-based awards	(99,064)	89,633	35,427	125,114
Tax withholdings related to net share settlements of restricted stock awards and restricted stock units	(2,706)	(11,684)	(6,456)	(76,752)
Other financing activities, net	-	-	(12,126)	(74)
Net cash (used in) provided by financing activities	(191,277)	109,900	(1,442,008)	332,406

Effect of exchange rate changes on cash and cash equivalents	7,168	(43,120)	39,670	(122,498)

Net change in cash and cash equivalents	(14,020)	148,546	(55,941)	778,366
Cash and cash equivalents, beginning of period	1,527,950	2,143,750	1,569,871	1,513,930

Cash and cash equivalents, end of period	$1,513,930	$2,292,296	$1,513,930	$2,292,296

Supplemental schedule of acquisition-related activities:

Cash paid for acquisitions	$639,078	$-	$1,019,755	$234,626
Cash acquired in acquisitions	(21,015)	-	(46,178)	(25,430)

	$618,063	$-	$973,577	$209,196

Fair value of common stock and vested stock-based awards issued in connection with acquisitions	$19,167	$-	$290,671	$-

Yahoo! Inc. Unaudited Condensed Consolidated Balance Sheets (in thousands)

	December 31, 2007	December 31, 2008

ASSETS
Current assets:
Cash and cash equivalents	$1,513,930	$2,292,296
Short-term marketable debt securities	487,544	1,159,691
Accounts receivable, net	1,055,532	1,060,450
Prepaid expenses and other current assets	180,716	233,061
Total current assets	3,237,722	4,745,498

Long-term marketable debt securities	361,998	69,986
Property and equipment, net	1,331,632	1,536,181
Goodwill	4,002,030	3,440,889
Intangible assets, net	611,497	485,860
Other long-term assets	503,945	233,989
Investments in equity interests	2,180,917	3,177,445

Total assets	$12,229,741	$13,689,848

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$176,162	$151,897
Accrued expenses and other current liabilities	1,006,188	1,139,894
Deferred revenue	368,470	413,224
Short-term debt	749,628	-
Total current liabilities	2,300,448	1,705,015

Long-term deferred revenue	95,129	218,438
Capital lease and other long-term liabilities	28,086	77,062
Deferred and other long-term tax liabilities, net	260,993	428,904
Minority interests in consolidated subsidiaries	12,254	18,019
Stockholders' equity	9,532,831	11,242,410

Total liabilities and stockholders' equity	$12,229,741	$13,689,848

CONTACTS:
Yahoo! Inc.
Brad Williams, 408-349-7069 (Media Relations)
bhw@yahoo-inc.com
Kim Rubey, 408-349-8910 (Media Relations)
krubey@yahoo-inc.com
Cathy La Rocca, 408-349-5188 (Investor Relations)
cathy@yahoo-inc.com